UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 28, 2010
FIRST FINANCIAL BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or other Jurisdiction of Incorporation)	0-7674 (Commission File No.)	75-0944023 (IRS Employer Identification No.)
400 Pine Street, Abilene, Texas 79601
(Address of Principal Executive Offices and Zip Code)
Registrant’s Telephone Number (325) 627-7155
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
(a) On April 27, 2010, the annual meeting of shareholders was held in Abilene, Texas.
(b) The following is a summary of the matters voted on at the annual meeting:
(1) The following directors were elected at this meeting and the respective number of votes cast for and withheld are as follows:

	Votes	Votes
Director	For	Withheld
Steven L. Beal	15,287,546	62,768
Tucker S. Bridwell	15,276,734	73,580
Joseph E. Canon	15,249,779	100,535
David Copeland	15,262,555	87,759
F. Scott Dueser	15,188,613	161,701
Murray Edwards	15,287,761	62,553
Ron Giddiens	15,287,546	62,768
Derrell E. Johnson	15,287,879	62,435
Kade L. Matthews	15,262,595	87,719
Dian Graves Stai	12,489,893	2,860,421
Johnny E. Trotter	15,286,450	63,864
There were no votes against, abstentions or broker non-votes.
(2) The shareholders voted to ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2010 by a vote of 18,150,611 “For”, 258,681 “Against” and 46,900 “Abstained”. There were no broker non-votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
DATE: April 28, 2010	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer